Exhibit 99.2

Frisch’s Restaurants, Inc.

Overview to the Unaudited Pro Forma Consolidated Financial Statements

Description of the Transaction

On March 12, 2012, Frisch’s Restaurants, Inc. (Company) announced that it had entered into an Asset Purchase Agreement (APA) with NRD Holdings, LLC (NRD) to sell substantially all of the Company’s Golden Corral restaurant operations and real estate, consisting of restaurants in Ohio, Indiana, Kentucky, West Virginia and Pennsylvania. The APA was subject to several contingencies, including acceptable financing to the purchaser, purchaser’s lender’s satisfaction of its due diligence with respect to the real property and title issues, and other closing contingencies. In addition, the contemplated transaction with NRD was subject to a right of first refusal by the franchisor of all of the Company’s Golden Corral restaurants, Golden Corral Corporation of Raleigh, North Carolina, to purchase the assets upon the same terms as agreed upon by NRD, subject to certain changes permitted by the franchisor.

On March 22, 2012, the Company announced that Golden Corral Corporation had exercised its right of first refusal on March 21, 2012, replacing NRD as the purchaser.

On May 16, 2012, the Company completed the sale of its Golden Corral restaurant operations to Golden Corral Corporation. The purchase price for the sale was $49.8 million in cash, before adjustments for the proration of real estate taxes and personal property taxes, final inventory amounts, and other closing adjustments.

Pro Forma Information

The unaudited pro forma consolidated financial statements and accompanying notes are presented as if the sale of the Golden Corral restaurant operations and real estate had occurred on March 6, 2012, with respect to the pro forma consolidated balance sheet, and on June 4, 2008 with respect to the pro forma consolidated statements of earnings. The unaudited pro forma consolidated financial statements contain specific assumptions and adjustments related to the sale of the Golden Corral restaurant operations and real estate. The adjustments are based upon information presently available and assumptions that management believes are reasonable as of the date of this filing. No assumptions have been made regarding the use of the proceeds, which is presented as additional cash and equivalents. Actual adjustments could differ materially from the pro forma adjustments presented herein.

The unaudited pro forma consolidated financial statements are only intended for illustrative purposes and are not necessarily indicative of and do not purport to represent what the Company’s financial position or results of operations would have been had the above described transaction occurred on the dates noted, nor do they purport to project the financial position or results of operations for any future periods. The pro forma adjustments are directly attributable to the transaction and do not reflect actions of management that may be undertaken following the sale.

Unaudited Pro Forma Consolidated Balance Sheet as of March 6, 2012

Unaudited Pro Forma Consolidated Statement of Earnings for the 40 weeks ended March 6, 2012

Unaudited Pro Forma Consolidated Statements of Earnings for the year ended May 31, 2011

Unaudited Pro Forma Consolidated Statements of Earnings for the year ended June 1, 2010

Unaudited Pro Forma Consolidated Statements of Earnings for the year ended June 2, 2009

Frisch’s Restaurants, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

as of March 6, 2012 (in thousands)

ASSETS

	Historical	Disposition	Pro Forma
Current Assets
Cash and equivalents	$5,183	$48,856	$54,039
Trade and other accounts receivable	2,099	—	2,099
Inventories	6,813	(655)	6,158
Prepaid expenses, sundry deposits and property held for sale	1,315	(117)	1,198
Prepaid and deferred income taxes	2,796	369	3,165

Total current assets	18,206	48,453	66,659

Property and Equipment
Land and improvements	75,566	(29,973)	45,593
Buildings	101,497	(28,719)	72,778
Equipment and fixtures	100,623	(22,671)	77,952
Leasehold improvements and buildings on leased land	25,899	(8,600)	17,299
Capitalized leases	2,555	—	2,555
Construction in progress	1,449	(300)	1,149

	307,589	(90,263)	217,326
Less accumulated depreciation and amortization	148,405	35,829	112,576

Net property and equipment	159,184	(54,434)	104,750

Other Assets
Goodwill	741	—	741
Other intangible assets	380	(331)	49
Investments in land	3,384	—	3,384
Property held for sale	8,234	—	8,234
Deferred income taxes	—	126	126
Other long term assets	2,509	—	2,509

Total other assets	15,248	(205)	15,043

Total assets	$192,638	$(6,186)	$186,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

	Historical	Disposition	Pro Forma
Current Liabilities
Long-term obligations due within one year
Long-term debt	$7,280	$—	$7,280
Obligations under capitalized leases	185	—	185
Self insurance	1,004	—	1,004
Accounts payable	11,133	1,315	12,448
Accrued expenses	9,798	(1,018)	8,780
Income taxes	40	—	40

Total current liabilities	29,440	297	29,737

Long-Term Obligations
Long-term debt	17,627	—	17,627
Obligations under capitalized leases	1,561	—	1,561
Self insurance	1,385	—	1,385
Deferred income taxes	1,654	(1,654)	—
Underfunded pension obligation	8,993	—	8,993
Deferred compensation and other	4,590	(656)	3,934

Total long-term obligations	35,810	(2,310)	33,500

Commitments

Shareholders’ Equity
Capital stock
Preferred stock - authorized, 3,000 shares without par value; none issued	—	—	—
Common stock - authorized, 12,000 shares without par value; issued, 7,587 shares - stated value - $1	7,587	—	7,587
Additional contributed capital	65,813	—	65,813

	73,400	—	73,400

Accumulated other comprehensive loss	(5,206)	—	(5,206)
Retained earnings	97,258	(4,173)	93,085

	92,052	(4,173)	87,879

Less cost of treasury stock (2,649 shares)	38,064	—	38,064

Total shareholders’ equity	127,388	(4,173)	123,215

Total liabilities and shareholders’ equity	$192,638	$(6,186)	$186,452

The accompanying notes are a part of these Unaudited Pro Forma Consolidated Financial Statements.

Frisch’s Restaurants, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

for the 40 weeks ended March 6, 2012 (in thousands, except per share data)

	Historical	Disposition	Pro Forma
Sales	$230,876	$(73,293)	$157,583

Cost of sales
Food and paper	81,323	(28,098)	53,225
Payroll and related	76,922	(21,170)	55,752
Other operating costs	51,164	(19,018)	32,146

	209,409	(68,286)	141,123

Gross profit	21,467	(5,007)	16,460

Administrative and advertising	13,300	(2,430)	10,870
Franchise fees and other revenue	(994)	—	(994)
(Gain) loss on sale of assets	(178)	(13)	(191)
Impairment of long-lived assets	4,422	(4,094)	328

Operating profit	4,917	1,530	6,447

Interest expense	1,136	—	1,136

Earnings before income taxes	3,781	1,530	5,311

Income taxes	454	721	1,175

NET EARNINGS	$3,327	$809	$4,136

Earnings per share (EPS) of common stock:
Basic net earnings per share	$0.67		$0.84

Diluted net earnings per share	$0.67		$0.84

Weighted average common shares outstanding:
Basic	4,933		4,933

Diluted	4,942		4,942

The accompanying notes are a part of these Unaudited Pro Forma Consolidated Financial Statements.

Frisch’s Restaurants, Inc. and Subsidiraies

Unaudited Pro Forma Consolidated Statement of Earnings

for the year ended May 31, 2011 (in thousands, except per share data)

	Historical	Disposition	Pro Forma
Sales	$303,540	$(101,824)	$201,716

Cost of sales
Food and paper	105,484	(39,135)	66,349
Payroll and related	101,067	(29,576)	71,491
Other operating costs	67,630	(26,939)	40,691

	274,181	(95,650)	178,531

Gross profit	29,359	(6,174)	23,185

Administrative and advertising	15,872	(2,802)	13,070
Franchise fees and other revenue	(1,324)	—	(1,324)
Loss (gain) on sale of assets	40	—	40

Operating profit	14,771	(3,372)	11,399

Interest expense	1,582	—	1,582

Earnings before income taxes	13,189	(3,372)	9,817

Income taxes	3,716	(984)	2,732

NET EARNINGS	$9,473	$(2,388)	$7,085

Earnings per share (EPS) of common stock:
Basic net earnings per share	$1.88		$1.41

Diluted net earnings per share	$1.87		$1.40

Weighted average common shares outstanding:
Basic	5,038		5,038

Diluted	5,068		5,068

The year contained 52 weeks consisting of 364 days.

The accompanying notes are a part of these Unaudited Pro Forma Consolidated Financial Statements.

Frisch’s Restaurants, Inc. and Subsidiraies

Unaudited Pro Forma Consolidated Statement of Earnings

for the year ended June 1, 2010 (in thousands, except per share data)

	Historical	Disposition	Pro Forma
Sales	$292,872	$(101,263)	$191,609

Cost of sales
Food and paper	99,651	(37,895)	61,756
Payroll and related	97,918	(29,230)	68,688
Other operating costs	64,988	(26,781)	38,207

	262,557	(93,906)	168,651

Gross profit	30,315	(7,357)	22,958

Administrative and advertising	15,127	(2,425)	12,702
Franchise fees and other revenue	(1,266)	—	(1,266)

Operating profit	16,454	(4,932)	11,522

Interest expense	1,749	—	1,749

Earnings before income taxes	14,705	(4,932)	9,773

Income taxes	4,706	(1,587)	3,119

NET EARNINGS	$9,999	$(3,345)	$6,654

Earnings per share (EPS) of common stock:
Basic net earnings per share	$1.96		$1.30

Diluted net earnings per share	$1.93		$1.28

Weighted average common shares outstanding:
Basic	5,104		5,104

Diluted	5,192		5,192

The year contained 52 weeks consisting of 364 days.

The accompanying notes are a part of these Unaudited Pro Forma Consolidated Financial Statements.

Frisch’s Restaurants, Inc. and Subsidiraies

Unaudited Pro Forma Consolidated Statement of Earnings

for the year ended June 2, 2009 (in thousands, except per share data)

	Historical	Disposition	Pro Forma
Sales	$297,861	$(104,238)	$193,623

Cost of sales
Food and paper	105,860	(40,385)	65,475
Payroll and related	97,678	(30,422)	67,256
Other operating costs	66,082	(27,715)	38,367

	269,620	(98,522)	171,098

Gross profit	28,241	(5,716)	22,525

Administrative and advertising	14,638	(2,238)	12,400
Franchise fees and other revenue	(1,282)	—	(1,282)
Loss (gain) on sale of assets	(1,163)	37	(1,126)
Litigation settlement	(889)	889	—

Operating profit	16,937	(4,404)	12,533

Interest expense	2,000	—	2,000

Earnings before income taxes	14,937	(4,404)	10,533

Income taxes	4,216	(1,238)	2,978

NET EARNINGS	$10,721	$(3,166)	$7,555

Earnings per share (EPS) of common stock:
Basic net earnings per share	$2.10		$1.48

Diluted net earnings per share	$2.08		$1.46

Weighted average common shares outstanding:
Basic	5,102		5,102

Diluted	5,164		5,164

The year contained 52 weeks consisting of 364 days.

The accompanying notes are a part of these Unaudited Pro Forma Consolidated Financial Statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated statements reflect the Company’s disposition of its Golden Corral restaurant operations and real estate (Golden Corral). The following is a brief description of the amounts recorded under the columns in the unaudited pro forma consolidated financial statements:

Historical

This column represents the historical unaudited consolidated balance sheet of the Company as of March 6, 2012, the historical unaudited consolidated statement of earnings for the 40 weeks ended March 6, 2012 and the historical audited consolidated statements of earnings for the 52 week fiscal years that ended May 31, 2011, June 1, 2010 and June 2, 2009.

Disposition

This column represents the elimination of Golden Corral’s historical operating results from the 52 week fiscal years that ended May 31, 2011, June 1, 2010 and June 2, 2009, and from the 40 weeks ended March 6, 2012. It also reflects the elimination of items from the unaudited consolidated balance sheet as of March 6, 2012 that are directly attributable to the Golden Corral sale transaction. The amount being eliminated from retained earnings in the pro forma balance sheet includes the loss based on property and equipment values as of May 16, 2012, while balances being eliminated from the property and equipment costs in the pro forma balance sheet are as of March 6, 2012, along with transaction costs and the related tax effects.

The unaudited pro forma consolidated financial statements have been derived from the historical financial statements and accompanying notes thereto, as filed by the Company in its Annual Report on Form 10-K for the year ended May 31, 2011, and in its Quarterly Report filed on Form 10-Q for the quarterly period ended March 6, 2012. The unaudited pro forma consolidated financial statements should be read together with the historical financial statements as were previously filed with the Securities and Exchange Commission.